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                                  EXHIBIT 5.1

                     OPINION OF ABRAHAMS, KASLOW & CASSMAN
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                                October 3, 1996

SITEL Corporation
13215 Birch Street
Omaha, Nebraska 68164

Gentlemen:

    We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by SITEL Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 822,708 shares of the Common Stock, $.001 par value per share, of the Company proposed to be sold by the Selling Stockholders named therein (the "Shares").

    It is our opinion that the Shares have been legally issued and are fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the Registration Statement.

                                          Very truly yours,

                                          ABRAHAMS, KASLOW & CASSMAN

                                          /s/ ABRAHAMS, KASLOW & CASSMAN

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